UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025

BLINK CHARGING CO.

(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5081 Howerton Way, Suite A Bowie, Maryland	20715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co. (the “Company”)

August 4, 2025

Item 1.01. Entry into a Material Definitive Agreement.

On August 4, 2025, the Company’s indirect wholly owned subsidiary, Envoy Technologies, Inc. (“Envoy Technologies”), entered into Amendment No. 4 (the “Amendment”) to the Agreement and Plan of Merger, dated as of April 18, 2023 (the “Merger Agreement”), by and among the Company, Envoy Mobility, Inc. (formerly Blink Mobility, LLC) (“Mobility”), Envoy Technologies and Fortis Advisors LLC, as equityholders’ agent.

The Amendment provides that the sole remaining payment obligation to the former equityholders of Envoy Technologies will be fully satisfied, and the Company and Mobility will be released from all claims and liabilities relating to such obligation, following the issuance of (x) $10,000,000 in shares of Company common stock, valued based on the volume-weighted average trading price for the 25 trading days preceding the issuance date, and (y) warrants exercisable for shares of Company common stock with an aggregate value of $11,000,000, divided into three tranches with vesting conditions based on specific stock price achievements.

All shares of Company common stock initially issued or issued pursuant to the exercise of warrants will be subject to a 120-day leak-out period commencing on initial issuance or exercise of warrant, as applicable, allowing sales limited to 2% per day (and 5% in the last 30 days), with a cap of 20% per month.

The former equityholders of Envoy Technologies were granted registration rights for shares of Company common stock initially issued and those issued pursuant to the exercise of warrants. The Company will file a resale registration statement on Form S-1 with the SEC within 30 days of the amendment date and use commercially reasonable efforts to have it declared effective within 90 days thereafter. The amendment includes indemnification provisions for both the Company and the former equityholders against claims related to the registration statement.

The foregoing summary description of the Amendment is qualified by reference to the full text thereof, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein in its entirety.

On August 6, 2025, the Company issued a press release announcing its entry into the Amendment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
2.1	Amendment No. 4 to Agreement and Plan of Merger, dated as of August 4, 2025, by and among Blink Charging Co., Envoy Mobility, Inc. (formerly Blink Mobility, LLC), Envoy Technologies, Inc. and Fortis Advisors LLC, as equityholders’ agent.

99.1	Press Release issued by Blink Charging Co. on August 6, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Date: August 6, 2025	By:	/s/ Michael C. Battaglia
	Name:	Michael C. Battaglia
	Title:	President and Chief Executive Officer